__________________________________________________________________


                          UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                          FORM 8-K/A-2
                         CURRENT REPORT
              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934



                           July 31, 1995
          Date of Report (Date of earliest event reported)



                   SA TELECOMMUNICATIONS, INC.
      (Exact Name of Registrant as Specified in its Charter)




          Delaware                 0-18048           75-2258519
(State or Other Jurisdiction     (Commission       (IRS Employer
     of Incorporation)           File Number)   Identification No.)



          1912 Avenue K, Suite 100
                Plano, Texas                              75074
(Address of Principal Executive Offices)               (Zip Code)



                           (214) 516-0662
         (Registrant's Telephone Number, Including Area Code)



    (Former Name or Former Address, if Changed Since Last Report)
__________________________________________________________________

ITEM 2.   Acquisition or Disposition of Assets.

     On July 31, 1995, SA Holdings, Inc., a Delaware corporation ("STEL") consummated the acquisition of 100% of the outstanding capital stock (the "USC Stock") of U.S. Communications, Inc., a Texas corporation ("USC"), pursuant to the terms of that amended Stock Purchase Agreement (the "Stock Purchase Agreement") by and among STEL, USC, Howard Maddera, Bill L. Johnson, Marianne Reed and NTS Communications, Inc., the shareholders of USC (collectively, the "Shareholders"). USC is an interexchange long distance carrier headquartered in Levelland, Texas.

     The aggregate purchase price paid by STEL for the USC Stock (the "Purchase Price") was $9.6 million paid (i) $4.1 million in cash, (ii) $2.75 million in notes bearing 11% interest per annum (the "Purchase Notes"), (iii) $1.5 million in a separate group of notes also bearing interest at 11% per annum (the "Offset Notes") and (iv) 125,000 shares of the Series B Cumulative Convertible Preferred Stock of STEL (the "Series B Preferred Stock"). Certain of the Shareholders were also issued a warrant, granting the holders thereof, the right to acquire up to an aggregate of 1,050,000 shares of the Registrant's Common Stock for an exercise price of $1.25 per share. A form of the Note, Preferred Stock & Warrant Purchase Agreement dated July 31, 1995 between the Registrant and the purchasers thereof is attached as an exhibit hereto and incorporated herein by reference. The Shareholders also received an aggregate of $2.4 million in nonsolicitation and noncompetition fees in connection with the terms of the Stock Purchase Agreement. The terms of the Stock Purchase Agreement were determined by arms length negotiations between the parties.

     In order to satisfy claims by STEL of any breach or nonperformance of representation, warranty, covenant or other obligation of the Shareholders contained in the Stock Purchase Agreement, the parties placed $300,000 of the cash portion of the
Purchase Price in escrow with American State Bank.   Additionally,
STEL has the right to offset the amounts payable under the Offset Notes for any event which it is entitled to indemnification under the Stock Purchase Agreement.

     In order to fund the cash portion of the Purchase Price, STEL borrowed an aggregate of $7.0 million from Norwest Bank Minnesota, N.A. ("Norwest") pursuant to that Term Credit Agreement dated July 31, 1995 between Norwest and the Registrant. Additionally, the Registrant privately placed 166,667 shares of its Series A Cumulative Convertible Preferred Stock (the "Series A Preferred Stock") with Jesup & Lamont Capital Markets, Inc. ("Jesup & Lamont") for $1.5 million, pursuant to that Share Purchase Agreement, dated July 31, 1995 between the Registrant and Jesup & Lamont (the "Share Purchase Agreement"). In connection with the placement of the Series A Preferred Stock, Jesup & Lamont was also granted a warrant to purchase up to 500,000 shares of the Registrant's Common Stock for an exercise price of $1.125 per share, pursuant to that Warrant Purchase Agreement dated July 31, 1995 between the Registrant and Jesup & Lamont (the "Warrant Purchase Agreement"). The Share Purchase Agreement and the Warrant Purchase Agreement are each attached as exhibits hereto and are incorporated individually herein by reference.

     The preferences and relative, participating, optional and other rights of the Series A Preferred Stock and the Series B Preferred Stock and the qualifications, limitations and restrictions appertaining thereto are set forth in the respective Certificate of Designations, Preferences and Rights attached as exhibits hereto and incorporated herein by reference.

     On September 21, 1995, STEL prepaid an aggregate of $1,100,000 on the Purchase Notes and, in connection therewith, the holders of such Purchase Notes agreed, among other things, to waive the convertibility feature of the Series B Preferred Stock.

     Prior to the consummation of the transactions contemplated by the Stock Purchase Agreement, no material relationship existed between STEL, any officer, director or affiliate of STEL or any associate of any such officer or director and USC or the Shareholders. Pursuant to the terms of an Employment Agreement dated July 31, 1995, Bill L. Johnson has been retained by USC to act as Vice President for an initial term expiring July 31, 1997.


ITEM 5.   Other Events.

     On July 24, 1995, the Shareholders of STEL approved an amendment to the Certificate of Incorporation of STEL changing the name thereof to SA Telecommunications, Inc. The Certificate of Amendment to the Certificate of Incorporation affecting this change was filed with the Secretary of State of the State of Delaware on August 3, 1995.


ITEM 7.   Financial Statements, Pro Forma Financial Information and
          Exhibits.

     (a)  Financial Statements of Business Acquired.

          Audited Balance Sheets of U.S. Communications, Inc. as of December 31, 1994 and 1993 and the related Statements of Operations, Changes in Retained Earnings and Cash Flows for the years then ended.

          Unaudited Condensed Balance Sheet as of March 31, 1995 and the related Statements of Operations, Changes in Stockholders' Equity and Cash Flows for the three months then ended.

     (b)  Pro Forma Financial Information

          Unaudited Consolidated Balance Sheets of SA
     Telecommunications, Inc. and Subsidiaries as of June 30, 1995 and the related Unaudited Consolidated Statements of Operations, Shareholders' Equity and Cash Flows for the three month and six month periods ended June 30, 1995 and 1994.

          Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 1994 and three months ended
     March 31, 1995

     (c)  Exhibits.

          Exhibit No.                   Document Description

            2.1* Stock Purchase Agreement, dated as of June 30, 1995, between SA Holdings, Inc.,
                                   U.S. Communications, Inc. and
                                   the Shareholders thereof (the
                                   "Stock Purchase Agreement")

            2.2*                   Supplemental Agreement to the
                                   Stock Purchase Agreement, dated
                                   July 31, 1995

            4.1*                   Certificate of Designations,
                                   Preferences and Rights of
                                   Series A Cumulative Convertible
                                   Preferred Stock

            4.2**                  Share Purchase Agreement,
                                   dated July 31, 1995, between
                                   SA Holdings, Inc. and Jesup &
                                   Lamont Capital Markets, Inc.

            4.3*                   Form of Series A Preferred
                                   Stock Certificate

            4.4* Warrant Purchase Agreement, dated July 31, 1995, between SA Holdings, Inc. and Jesup &
                                   Lamont Capital Markets, Inc.

            4.5*                   Common Stock Purchase Warrant
                                   Certificate issued to Jesup &
                                   Lamont Capital Markets, Inc.

            4.6*                   Certificate of Designations,
                                   Preferences and Rights of
                                   Series B Cumulative Convertible
                                   Preferred Stock

            4.7*                   Form of Purchase Note, issued
                                   by SA Holdings, Inc. and
                                   schedule of differences thereto
                                   pursuant to General Instruction
                                   2 to Item 601

            4.8* Form of Offset Note, issued by SA Holdings, Inc. and schedule of differences thereto pursuant to General Instruction 2 to
                                   Item 601

            4.9** Form of Note, Preferred Stock & Warrant Purchase Agreement, dated as of July 31, 1995 between SA Holdings, Inc. and the purchasers thereof

            4.10*                  Form of Series B Preferred
                                   Stock Certificate

            4.11*                  Form of Common Stock Purchase
                                   Warrant Certificate issued to
                                   purchasers thereof

            4.12**                 Term Credit Agreement dated
                                   July 31, 1995 between SA
                                   Holdings, Inc. and Norwest
                                   Bank-Minnesota, N.A. and
                                   related Security Agreement and
                                   Promissory Note

           20.1*                   SA Holdings, Inc. press
                                   release dated August 1, 1995

           23.1***                 Consent of Price Waterhouse LLP

           23.2***                 Consent of Duff and Anderson


_______________
 * Previously filed as Exhibit number indicated with the original filing of this Form 8-K and incorporated herein by reference.
** Previously filed as Exhibit number indicated with the first amendment to this Form 8-K and incorporated herein by reference.
***  Filed herewith.

                               SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                         SA TELECOMMUNICATIONS, INC.



Date:  December 8, 1995   By:  /s/ J. David Darnell
                              --------------------------
                              J. David Darnell
                              Vice President-Finance and
                              Chief Financial Officer

INDEX TO FINANCIAL STATEMENTS AND UNAUDITED PRO FORMA FINANCIAL
INFORMATION


Audited Financial Statements:

     U.S. Communications, Inc.

          Report of Independent Accountants

          Balance Sheets as of December 31,
               1994 and 1993

          Statements of Operations for the years
               ended December 31, 1994 and 1993

          Statements of Changes in Retained
               Earnings for the years ended
               December 31, 1994 and 1993

          Statements of Cash Flows for the
               years ended December 31, 1994 and 1993

          Notes to Financial Statements

Unaudited Condensed Financial Statements:

     U.S. Communications, Inc.

          Unaudited Condensed Balance Sheet
               as of March 31, 1995

          Unaudited Condensed Statement of
               Operations for the three months
               ended March 31, 1995 and 1994

          Unaudited Condensed Statement of
               Cash Flows for the three months
               ended March 31, 1995 and 1994

          Unaudited Condensed Statement of
               Changes in Stockholders' Equity
               for the three months ended
               March 31, 1995 and 1994

          Notes to Unaudited Condensed
               Financial Statements

Unaudited Financial Information

     SA Telecommunications, Inc. and Subsidiaries

          Unaudited Consolidated Balance Sheet
               as of June 30, 1995 and
               December 31, 1994

          Unaudited Consolidated Statements of
               Operations for the three and
               six month periods ended June 30, 1995

          Unaudited Consolidated Statements of Shareholders' Equity for the six month periods ended
               June 30, 1995 and 1994

          Unaudited Consolidated Statements of Cash Flows for the six month periods ended
               June 30, 1995 and 1994

          Notes to Unaudited Consolidated
               Financial Statements

Pro Forma Financial Information

     SA Telecommunications, Inc. and Subsidiaries

          Unaudited Pro Forma Consolidated Statement of Operations for the year ended
               December 31, 1994

          Unaudited Pro Forma Consolidated Statement of Operations for the three months ended March 31, 1995

                     Duff and Anderson, P.C.

                REPORT OF INDEPENDENT ACCOUNTANTS

Board of Directors
U. S. Communications, Inc.

We have audited the accompanying balance sheets of U.S.
Communications, Inc., DBA: NTS Communications Western Division, as of December 31, 1994 and 1993 and the related statements of operations, changes in retained earnings and cash flows for the years then ended. These financial statements are the responsibility of U. S. Communications, Inc., DBA: NTS
Communications Western Division. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 14 to these financial statements, the Company changed its method of accounting for income taxes in 1993 as required by the provisions of Statement of Financial Accounting
Standards No. 109.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of U. S. Communications, Inc., DBA: NTS Communications Western Division as of December 31, 1994 and 1993, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

Respectfully submitted,


Duff and Anderson, P.C.
Certified Public Accountants
Levelland, TX  79336

April 21, 1995

                    U.S. COMMUNICATIONS, INC.
            DBA:  NTS COMMUNICATIONS WESTERN DIVISION
                         BALANCE SHEETS
                   DECEMBER 31, 1994 AND 1993

                             ASSETS
                                   1994           1993
                                   ----           ----
Current Assets:
  Cash                             $   48,554.55  $  392,143.52
  Certificates of Deposit (Note 7)      1,185.72       1,160.89
  Accounts Receivable-Trade, net
    of allowance for doubtful
    accounts of $132,700.00 and
    $177,100.00, respectively       2,273,923.58   1,663,506.23
  Accounts Receivable-Employees         6,228.20         440.00
  Inventories                         116,626.27      72,171.89
  Prepaid Expenses and Other           53,853.05      46,263.40
  Prepaid Income Taxes                128,150.00            .00
                                   -------------  -------------
    Total Current Assets            2,628,521.37   2,175,685.93
                                   -------------  -------------
Property, Plant and Equipment: (Note 2)
  Land                                 22,000.00      15,000.00
  Buildings                           463,219.60     400,592.65
  Furniture and Equipment           2,542,489.30   2,264,454.28
  Automobiles                         229,110.06     308,697.20
                                   -------------  -------------
  Total Property, Plant and
    Equipment                       3,256,818.96   2,988,744.13
  Less:  Accumulated Depreciation   2,103,010.48   1,733,404.57
                                   -------------  -------------
    Net Property, Plant and
      Equipment                     1,153,808.48   1,255,339.56
                                   -------------  -------------
Other Non-Current Asset:
  Cash Surrender Value of Life
    Insurance Policies (Note 9)        18,448.39      16,639.58
                                   -------------  -------------
    TOTAL ASSETS                   $3,800,778.24  $3,447,665.07
                                   =============  =============

The accompanying notes are an integral part of these financial statements.

                    U.S. COMMUNICATIONS, INC.
            DBA:  NTS COMMUNICATIONS WESTERN DIVISION
                   BALANCE SHEETS (Continued)
                   DECEMBER 31, 1994 AND 1993

                           LIABILITIES
                                   1994           1993
                                   -------------  -------------
Current Liabilities:
  Accounts Payable                 $1,008,025.72  $  762,727.72
  Accrued Telecommunications
    Expense                           748,379.84     677,215.50
  Accrued Payroll and Related
    Expense (Note 6)                  177,487.55     153,047.27
  Notes Payable (Note 3)               69,395.34     331,823.66
  Notes Payable, Current Maturities
    of Long-Term Obligations (Note 3) 277,646.17     140,966.46
  State Sales Tax Payable              64,465.44     156,419.11
  Federal Excise Tax Payable          119,276.60     100,110.78
  Income Tax Payable:  Current        245,000.00     136,416.00
                                   -------------  -------------
    Total Current Liabilities       2,659,676.66   2,458,726.50
                                   -------------  -------------
Long-Term Liabilities:
  Deferred Income Tax Payable
    (Note 14)                          43,026.00      56,910.00
  Notes Payable, Less Current
    Maturities (Note 3 & 4)           386,168.67     683,961.87
  Capital Lease Payable, Less
    Current Maturities (Note 12)       39,149.05            .00
                                   -------------  -------------
    Total Long-Term Liabilities       468,343.72     740,871.87
                                   -------------  -------------
    Total Liabilities              $3,128,020.38  $3,199,598.37
                                   -------------  -------------

                      STOCKHOLDERS' EQUITY

Contributed Capital:
  Common Stock, authorized 100,000
    shares of $10 par value, 9,750
    shares issued                      97,500.00      97,500.00
                                   -------------  -------------
Retained Earnings                     590,257.86     165,566.70
                                   -------------  -------------
  Less:  Treasury Common Stock,
    at cost 1,500 shares              (15,000.00)    (15,000.00)
                                   -------------  -------------
    Total Stockholders' Equity        672,757.86     248,066.70
                                   -------------  -------------
    TOTAL LIABILITIES AND
      STOCKHOLDERS' EQUITY         $3,800,778.24  $3,447,665.07
                                   =============  =============

The accompanying notes are an integral part of these financial statements.

                    U.S. COMMUNICATIONS, INC.
            DBA:  NTS COMMUNICATIONS WESTERN DIVISION
                    STATEMENTS OF OPERATIONS
           FOR YEARS ENDED DECEMBER 31, 1994 AND 1993
                                   1994           1993
                                   ----           ----
Telecommunications Revenues        $16,418,088.39 $13,994,691.90

Cost of Revenues                     9,145,840.34   8,306,222.95
                                   -------------- --------------
Gross Profit                         7,272,248.05   5,688,468.95
                                   -------------- --------------
Operating Expenses:
  General and Administrative         6,184,013.36   5,032,065.15
  Depreciation                         429,432.27     469,182.67
                                   -------------- --------------
     Total Operating Expenses        6,613,445.63   5,501,247.82
                                   -------------- --------------
Income From Operations                 658,802.42     187,221.13
                                   -------------- --------------
Other Income (Expense):
  Interest Expense                    (100,454.25)   (160,300.22)
  Interest Income                       99,207.40     148,302.32
  Gain (Loss) on Disposal
    of Fixed Assets                     (7,135.52)     56,065.61
  Miscellaneous                          5,271.11          60.00
                                   -------------- --------------
     Total Other Income (Expense)       (3,111.26)     44,127.71
                                   -------------- --------------
Income Before Taxes                    655,691.16     231,348.84

Provision for Income Taxes (Note 14)  (231,000.00)    (92,000.00)
                                   -------------- --------------
Income Before Cumulative Effect of
  Change in Accounting Principle       424,691.16     139,348.84

Cumulative Effect of Accounting
  Change                                      .00    (103,000.00)
                                   -------------- --------------
     NET INCOME                    $   424,691.16      36,348.84
                                   ============== ==============

The accompanying notes are an integral part of these financial statements.

                    U.S. COMMUNICATIONS, INC.
            DBA:  NTS COMMUNICATIONS WESTERN DIVISION
              STATEMENTS OF OPERATIONS (Continued)
           FOR YEARS ENDED DECEMBER 31, 1994 AND 1993
Earnings Per Common Share:
  Income Before Cumulative Effect
    of Accounting Change           $   51.48      $   16.89
  Cumulative Effect of Change in
    Accounting Principle                 .00         (12.48)
                                   ---------      ---------
  Net Income                       $   51.48      $    4.41
                                   =========      =========
Weighted Average Number of
 Common Shares Outstanding           8,250          8,250
                                   =========      =========

The accompanying notes are an integral part of these financial statements.

                    U.S. COMMUNICATIONS, INC.
            DBA:  NTS COMMUNICATIONS WESTERN DIVISION
           STATEMENTS OF CHANGES IN RETAINED EARNINGS
           FOR YEARS ENDED DECEMBER 31, 1994 AND 1993

                                            1994          1993
                                        -----------    -----------
Retained Earnings at Beginning of Year  $165,566.70    $129,217.86

Net Income                               424,691.16      36,348.84
                                        -----------    -----------
Retained Earnings at End of Year        $590,257.86    $165,566.70
                                        ===========    ===========

The accompanying notes are an integral part of these financial statements.

                    U.S. COMMUNICATIONS, INC.
            DBA:  NTS COMMUNICATIONS WESTERN DIVISION
                    STATEMENTS OF CASH FLOWS
         FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993
                                            1994          1993
                                        -----------    -----------
Cash Flow from Operating Activities:
  Net Income                            $424,691.16    $ 36,348.84
  Adjustments to Reconcile Net Income
    to Net Cash:
    (Increase) Decrease in Accounts
      Receivable                        (616,205.55)   (157,786.63)
    (Increase) Decrease in Inventories   (44,454.38)    (10,247.33)
    (Increase) Decrease in Notes
      Receivable                          13,390.55     213,999.11
    Depreciation                         429,432.27     469,182.67
    (Increase) Decrease in Prepaid
      Expenses                          (149,130.20)     25,538.72
    Increase (Decrease) in Accounts
      Payable                            289,510.57     (56,103.42)
    Increase (Decrease) in Accrued
      Telecommunication Expense           71,164.34     239,998.05
    Increase (Decrease) in Taxes
      Payable                              2,139.86     125,089.14
    (Gain) Loss on Disposition of
      Assets                               7,135.52     (56,065.61)
                                        -----------    -----------
      Total Adjustments                    2,982.98     793,604.70
                                        -----------    -----------
    Net Cash Flow from Operating
      Activities                         427,674.14     829,953.54
                                        -----------    -----------

Cash Flow from Investing Activities:
  Purchase of Equipment                 (408,730.27)   (270,731.20)
  Proceeds from Sale of Equipment         73,693.56      95,465.79
  Increase in Certificates of Deposit        (24.83)        (25.05)
  Cash Surrender Value of Life
    Insurance Policies                    (1,808.81)     (3,509.22)
                                        -----------    -----------
    Net Cash Flow from Investing
      Activities                        (336,870.35)   (178,799.68)

Cash Flow from Financing Activities:
  Payments on Notes Payable             (262,429.12)   (171,024.04)
  Borrowings                             156,685.09     267,881.16
  Principal Payment on Long-Term
    Borrowings                          (328,648.73)   (381,899.91)
                                        -----------    -----------
    Net Cash Flow from Financing
      Activities                        (434,392.76)   (285,042.79)
                                        -----------    -----------
Net Increase (Decrease) in Cash         (343,588.97)    366,111.07
Cash at the Beginning of the Year        392,143.52      26,032.45
                                        -----------    -----------
Cash at the End of the Year             $ 48,554.55    $392,143.52
                                        ===========    ===========

  Supplemental Disclosures of Cash Flow Information:

    Cash paid during the year for:
      Income Taxes                      $254,566.00    $       .00
      Interest                           100,454.25     160,300.22

The accompanying notes are an integral part of these financial statements.

                    U.S. COMMUNICATIONS, INC.
            DBA:  NTS COMMUNICATIONS WESTERN DIVISION
                NOTES TO THE FINANCIAL STATEMENTS
                   DECEMBER 31, 1994 AND 1993

BACKGROUND:

     U.S. Communications, Inc. (the "Company") is a Texas corporation which was chartered May 7, 1985. Its purpose is to provide long distance telecommunication services to the southwestern region of the United States, with the primary emphasis on the West Texas area. At the present time the Company does business as NTS Communications Western Division and Southwest Long Distance Network, Inc. with offices in Levelland (home), Brownfield, Dallas, El Paso, Lamesa, Big Spring, Odessa and Snyder, Texas. Additional office locations include Oklahoma City, Oklahoma, Hobbs, Roswell, Las Cruces and Albuquerque, New Mexico, Fort Smith and Springdale, Arkansas, and Phoenix, Arizona.

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  CASH AND CASH EQUIVALENTS

     The Company maintains cash and short term certificates of deposit. For financial reporting purposes any certificate of deposit with a maturity of more than 90 days is not considered a cash equivalent.

ACCOUNTS RECEIVABLE

     Accounts Receivable are stated based on billed and unbilled long distance services less the current month's discounts earned for early payment. Interest is assessed on past due amounts receivable and is recorded in the month earned. Allowances for doubtbul accounts are provided at a rate of fifty percent of ninety day past due accounts.

INVENTORIES

     Inventories are stated at the lower of cost (determined on the last in, first out basis) or market.

PROPERTY, EQUIPMENT AND DEPRECIATION

     Property and equipment are recorded at acquisition cost. Depreciation of such property and equipment is based on a straight-line method over the estimated useful lives of the respective assets for financial reporting purposes and on methods acceptable and approved by the Internal Revenue Service for federal income tax reporting.

CASH SURRENDER OF LIFE INSURANCE POLICIES

     The Company has provided life insurance coverage on key management personnel within the organization. As time passes these policies accumulated cash value which can be applied to future premiums, loans or cashed. The Company holds a lien against such policies and records cash accumulations as a non-current asset redeemable at some point in the future.

ACCRUED EXPENSES

     Amounts shown as accrued telecommunications expense include accruals for line costs on long distance services which have been recognized as income and recorded in accounts receivable.

INCOME TAXES

     As addressed in Note 14, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109), effective January 1, 1993. The impact of adoption was not significant. Deferred income taxes are calculated using an asset and liability approach wherein deferred taxes are provided for basis differences for assets and liabilities arising from differing treatments for financial and income tax reporting.


NOTE 2. SUMMARY OF PROPERTY AND EQUIPMENT


                                      Balance          Balance
CATEGORY                              12-31-94         12-31-93
--------                           -------------    -------------
Land                               $   22,000.00    $   15,000.00
Buildings                             463,219.60       400,592.65
Furniture and Equip.                2,542,489.30     2,264,454.28
Automobiles                           229,110.06       308,697.20
                                   -------------    -------------
                                   $3,256,818.96    $2,988,744.13
                                   =============    =============

ACCUMULATED DEPRECIATION

                                      Balance          Balance
CATEGORY                              12-31-94         12-31-93
--------                           -------------    -------------
Land                               $         .00    $         .00
Buildings                              47,909.34        33,020.16
Furniture and Equip.                1,888,177.19     1,525,823.04
Automobiles                           166,923.95       174,561.37
                                   -------------    -------------
                                   $2,103,010.48    $1,733,404.57
                                   =============    =============

                   U. S. COMMUNICATIONS, INC.
          NOTES TO THE FINANCIAL STATEMENTS (Continued)


Note 3.  Notes Payable

The Company's debt consists of several short and long-term notes with various lenders. The notes were issued in connection with the purchase of equipment and automobiles, and for working capital purposes.

Notes issued relating to equipment and automobiles are collateralized by such assets. The note issued for the building and additional equipment is secured by such assets. Furthermore, the building and equipment loan is personally guaranteed by the stockholders as required by the Small Business Administration.

The largest of the equipment notes is secured by the equipment and the stockholders have assigned life insurance policies to the parties participating in the loan origination in accordance with loan requirements.

All working capital notes are unsecured.

Interest rates vary from a low of 5 percent to a high of 14.728 percent. The majority of notes contain clauses for a "variable" rate of interest which are adjusted periodically according to market rates.


Long-term obligations at December 31, consist of:

                                        1994           1993
                                        ___________    ___________
Note payable to a bank (collateralized
by land, building, and equipment) due
in monthly installments of $8,338.00
including interest at 11% (Variable
Rate) with the balance due in 1998      $250,003.70    $322,631.87

Note payable to a bank (collateralized
by land and building) due in monthly
installments of $750.62 including
interest at 11% (Variable Rate) with
the balance due in 1999                   53,544.73            .00

Note payable to a bank (collateralized
by equipment) due in monthly
installments of $2,170.55 including
interest at 11% (Variable Rate) with
the balance due in 1996                   36,926.06            .00

Note payable to a bank (collateralized
by automobile) due in monthly
installments of $706.16 including
interest at 10.50% (Variable Rate)
with the balance due in 1996              15,147.68      22,409.99

Note payable to a bank (collateralized
by truck) due in monthly installments
of $405.62 including interest at 10%
(Variable Rate) with the balance due
in 1996                                    5,482.65       9,971.68

                            -17-



Note payable to finance company
(collateralized by equipment) due
in monthly installments of $596.86
including interest at 14.728% (Fixed)
with the balance due in 1995                    .00      10,035.13

Note payable to finance company
(collateralized by equipment) due
in monthly installments of $6,557.00
including interest of 12.50% (Fixed)
with the balance due in 1995                    .00     117,515.93

Note payable to a bank (collateralized
by a truck) due in monthly installments
of $317.65 including interest at 8.25%
(Variable Rate) with the balance due
in 1995                                         .00       5,006.05

Note payable to a bank (collateralized
by a truck) due in monthly installments
of $355.93 including interest at 6.25%
(Variable Rate) with the balance due
in 1995                                         .00       7,381.41

Note payable to a bank (collateralized
by an automobile) due in monthly
installments of $469.90 including
interest at 6.25% (Variable Rate) with
the balance due in 1995                         .00       5,436.44

Note payable to a bank (collateralized
by a truck) due in monthly installments
of $395.31 including interest at 6.25%
(Variable Rate) with the balance due
in 1995                                         .00       8,897.16

Note payable to a bank (collateralized
by a truck) due in monthly installments
of $421.22 including interest at 10%
(Fixed) with the balance due in 1995            .00       8,444.81

Note payable to a municipality
(collateralized by life insurance policies)
due in monthly installments of $4,915.04
including interest at 5% (Fixed) with
the balance due in 1997                  186,265.24     247,524.26

                               -18-



Note payable to stockholder (unsecured)
due in monthly installments of $590.82
including interest at 8.50% (Variable
Rate) with the balance due in 1996        15,895.56      17,473.92

Note payable to stockholder (unsecured)
due in monthly installments of $636.27
including interest at 8% (Fixed) with
the balance due in 1996                   11,877.88            .00

Note payable to individual (unsecured)
due in monthly installments of $620.72
including interest at 8.50% (Variable
Rate) with the balance due in 1996        15,710.81      21,087.25

Note payable to stockholder (unsecured)
due in monthly installments of $471.54
including interest at 8.50% (Variable
Rate) with the balance due in 1996        13,149.38      21,112.43

Capital lease obligation (Note 12)        48,960.20            .00
                                        ___________    ___________

                                         652,963.89     824,928.33

Less current maturities:
  Long-term debt                        (217,835.02)   (140,966.46)
  Capital lease obligations               (9,811.15)           .00
                                        ___________    ___________

Long-term Portion                       $425,317.72    $683,961.87
                                        ===========    ===========

                                        1994           1993
                                        ___________    ___________
The Company had short-term notes
due in 1994 and 1993 collateralized
by equipment and trucks, and
unsecured short-term notes for
operating purposes due in monthly
installments of $10,028.53 (including
interest rates ranging from 8.50%
Variable to 14.728% Fixed) and
$18,099.75 (including interest rates
ranging from 8.25% Variable to
13.50% Fixed)                           $ 69,395.34    $331,823.66


Cash Requirements for Long-Term Notes and Leases Payable by Year


                                     1994
                                   Principle
          Year                        Due
          ____                     _________
          1995                     $227,646.17
          1996                      225,388.34
          1997                      141,007.29
          1998                       18,363.60
          Remaining                  40,558.49
                                   ___________

                                   $652,963.89

Note 4.  Line of Credit

The Company has a line of credit with a bank in the amount of $350,000. The note was dated August 22, 1994 with a maturity date of April 15, 1995. Interest is to be charged at a rate of 10.25% on a 365 day basis As of December 31, 1994 the Company had outstanding advances of $500 under this agreement leaving an amount available for advance of $349,500.


Note 5.  Defined Contribution

The Company has available to its employees a Defined Profit Sharing Plan and Trust (401K). The plan is a "salary reduction plan". Employees may elect to reduce their compensation and contribute to this plan provided they are a full-time employee having worked more than 1,000 hours in that six (6) month period and have attained the age of twenty (20). Each employee may defer up to ten (10) percent of their salary not to exceed the limit allowable by law in any one year. Vesting is twenty (20) percent per year of employment and the employee must be employed December 31, to receive the last year of vesting. The Company may at its option contribute matching contributions not to exceed a maximum of five (5) percent. Distributions from the plan are not permitted before age fifty-nine and one-half (59 1/2) except in the event of death, disability, termination of employment or reasons of proven financial hardship. The Company contributed $24,000.00 in 1994 and 1993, respectively.


Note 6.  Accrued Vacation and Sick Leave Benefits

On termination, retirement or death of employees the Company will pay any accrued vacation and sick leave allowances in a lump sum payment to such employee or his/her estate. Vacation pay and sick leave pay require a minimum of three months continuous employment. Full-time employees receive allowances at the rate of eight vacation and four sick leave hours per month. Permanent part-time employees receive allowances at the rate of four vacation and two sick leave hours per month. Maximum amounts for payment at termination are ninety-six vacation hours and forty-eight sick leave hours. The amount of estimated liability recorded as of December 31, 1994 was $91,717.


Note 7.  Certificates of Deposit

The Company has pledged a certificate in the amount of $1,000 to the Oklahoma Tax Commission for Sales Tax Reporting purposes.

Note 8.  Contracts

The Company has entered into a contract with Zero Plus Dialing, Inc., a Delaware corporation, to provide person-to-person, third party, collect and calling card billing and collection services for use by the Company in connection with its provisions of operator services. The contract is renewable annually with settlements of accounts on a monthly basis.


Note 9.  Subsequent Events

During April 1995, the Board of Directors voted and approved the distribution of key-man insurance cash value on Split-Dollar life insurance policies to the owners of the policies. As a result, the $18,448 shown as Cash Surrender Value of Life Insurance Policies and the policies were distributed to the owners.


Note 10.  Pending Sale

The Company's directors approved and entered into a sales contract with S.A. Holdings, Inc. of Plano, Texas for all of the stock owned by U.S. Communications, Inc. shareholders as of October 6, 1994.


Note 11.  Related Party Transactions

The Company had the following related party transactions during 1994:

Howard M. Maddera, Chairman of the Board of Directors and a shareholder, has personally loaned the Company money for operating purposes and was owed $15,895 as of December 31, 1994.

During 1994, Mr. Maddera purchased and assumed the note of a 1992
Buick automobile from the Company.  The transaction was for $8,747.

William L. (Bill) Johnson, President of the Company and a shareholder, has personally loaned the Company money for operating purposes and was owed $13,149 as of December 1994.

James T. (Jim) Reed, a former officer and shareholder of the Company during the first six months of the year, had personally loaned the Company money for operating purposes and was owed
$15,710 as of December 31, 1994.

Marianne Maddera Reed, a stockholder employed by the Company, sold her interest in four life insurance policies owned on lives of the other shareholders to the Company. As a result, the Company has a note payable to Ms. Reed in the amount of $11,877 as of December 31, 1994.

Note 12.  Capital Leases

During 1994, the Company entered into a capital lease with a bank for two Duplex Laser Printers. The lease was for 60 months with monthly payments of $1,269. The original lease was for $57,941 with an interest rate of 12.21%.

Cash requirements for the lease over the next five years is as follows:

     Year           Principal      Interest       Total
     ____           _________      ________       _____
     1995           $ 9,811.15     $ 5,419.97     $15,231.12
     1996            11,076.28       4,154.84      15,231.12
     1997            12,508.36       2,722.76      15,231.12
     1998            14,123.39       1,107.73      15,231.12
     1999             1,441.02          13.39       1,454.41
                    __________     __________     __________

                    $48,960.20     $13,418.69     $62,378.89
                    ==========     ==========     ==========

Note 13.  Operating Leases

The Company has entered into several equipment and building operating leases. As of December 31, 1994, equipment leases numbered 18 and totaled $9,355 per month. Building leases outstanding at December 31, 1994 totaled 16 with monthly lease payments of $10,588. The total rent expense incurred during the years ended December 31, 1994 and 1993 was $186,513 and $167,459, respectively.


Note 14.  Income Taxes

Effective January 1, 1993, the Company adopted SFAS 109.

The Company's provision for income taxes was comprised of the following:

                                             December 31
                                        1994           1993
                                   ___________    ___________
     Current
       Federal                     $228,000.00    $128,000.00
       State                         17,000.00      10,000.00

     Deferred
       Federal                      (14,000.00)    $46,000.00
                                   ___________    ___________

                                   $231,000.00    $ 92,000.00
                                   ===========    ===========

The following is a reconciliation of the provision for income taxes reflected in the consolidated statements of income:

                                             December 31
                                        1994           1993
                                   ___________    ___________
     Income Tax Expense at the
       Federal Statutory Rate      $206,000.00    $ 79,000.00
     State Taxes, net of
       Federal Benefit               10,000.00       9,000.00
     Other, net                      15,000.00       4,000.00
                                   ____________   ___________

                                   $231,000.00    $ 92,000.00
                                   ===========    ===========

The components of the net deferred tax liability at December 31 were as follows:

                                             December 31
                                        1994           1993
                                   ___________    ___________

     Deferred Tax Asset
       Allowance for Doubtful
       Accounts                    $(47,879.00)   $(60,958.00)

     Deferred Tax Liability
       Property and Equipment        90,905.00     117,868.00
                                   ____________   ___________

         Net Deferred Tax
           Liability               $ 43,026.00    $ 56,910.00
                                   ===========    ===========


                    U.S. COMMUNICATIONS, INC.
                UNAUDITED CONDENSED BALANCE SHEET
                          March 31, 1995
ASSETS

Cash                                                   $  310,244
Accounts Receivable - Trade, net of
  allowance for doubtful accounts of $169,700           2,486,264
Other current assets                                      339,652
                                                       ----------
     Total current assets                               3,136,160

Property and equipment, net                             1,138,100

Other assets                                               30,708
                                                       ----------
     Total assets                                      $4,304,968
                                                       ----------
LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued expenses                  $2,579,428
Current portion of long-term obligations                  462,587
                                                       ----------
     Total current liabilities                          3,042,015
Long-term obligations                                     376,918
Stockholders' equity                                      886,035
                                                       ----------
     Total liabilities and stockholders' equity        $4,304,968
                                                       ==========

See notes to unaudited condensed financial statements


                    U.S. COMMUNICATIONS, INC.
           UNAUDITED CONDENSED STATEMENT OF OPERATIONS
                                                       Three Months Ended March 31,
                                                       ----------------------------
                                                       1995         1994
                                                       ----         ----
Telecommunications revenues                            $4,791,479   $3,591,262
                                                       ----------   ----------
Operating expenses
  Cost of revenues                                      2,635,087    2,137,585
  General and administrative                            1,825,544    1,180,088
  Depreciation and amortization                            89,426       95,589
                                                       ----------   ----------
                                                        4,550,057    3,413,262
                                                       ----------   ----------
Operating income                                          241,422      178,000

Interest expense                                          (23,040)     (18,189)
Income tax expense                                        (81,800)     (51,833)
                                                       ----------   ----------
Net income                                             $  136,582   $  107,978
                                                       ==========   ==========

See notes to unaudited condensed financial statements

                    U.S. COMMUNICATIONS, INC.
           UNAUDITED CONDENSED STATEMENT OF CASH FLOWS
                                                       Three Months Ended March 31,
                                                       ----------------------------
                                                       1995         1994
                                                       ----         ----
Cash flows from operating activities
  Net income                                           $136,582     $ 107,978
  Depreciation and amortization                          89,426        95,589
  Net change in working capital and other                (7,017)     (531,227)
                                                       --------     ---------
Net cash flow from (used in) operating activities      $218,991     $(367,660)

Net cash flow from (used in) investing activities
  Purchase of equipment                                (122,968)      (59,244)
                                                       --------     ---------
Cash flow from financing activities
  Changes in long-term obligations                      166,106      (172,730)
  Cash overdraft                                              -       166,330
                                                       --------     ---------
Net cash flow from (used in) financing activities       166,105        (6,400)
                                                       --------     ---------
Net increase (decrease) in cash                         262,129      (393,304)
Cash at the beginning of the period                      48,115       393,304
                                                       --------     ---------
Cash at the end of the period                          $310,244     $     -0-
                                                       ========     =========

See notes to unaudited condensed financial statements

                    U.S. COMMUNICATIONS, INC.
            UNAUDITED CONDENSED STATEMENT OF CHANGES
                     IN STOCKHOLDERS' EQUITY
                                                       Three Months Ended March 31,
                                                       ----------------------------
                                                       1995         1994
                                                       ----         ----
Stockholders' equity at beginning of period            $749,453     $641,475

Net income                                              136,582      107,978
                                                       --------     --------
Stockholders' equity at end of period                  $886,035     $749,453
                                                       ========     ========

See notes to unaudited financial statements

                    U.S. COMMUNICATIONS, INC.
        NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE A - BASIS OF PRESENTATION

     These unaudited condensed financial statements at March 31, 1995 and for the three months ended March 31, 1995 and 1994 were derived from the books and records of the Company, but do not include all disclosures required by generally accepted accounting principles. In the opinion of management, these unaudited condensed financial statements reflect all adjustments of a normal recurring nature necessary for a fair presentation of the financial condition and results of operations for interim periods. These results of operations are not necessarily indicative of the results which ultimately will be reported for the full fiscal year ending
December 31, 1995.

NOTE B - CHANGE OF OWNERSHIP

     Effective June 1, 1995, SA Telecommunications, Inc. a publicly held global telecommunications carrier, acquired all of the outstanding common stock of the Company. These unaudited condensed financial statements do not reflect any adjustments arising from the acquisition.

          SA TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
                   CONSOLIDATED BALANCE SHEETS
                           (Unaudited)

                             ASSETS

                                        June 30,     December 31,
                                          1995           1994
                                      -----------    ------------
CURRENT ASSETS
   Cash                               $    87,101    $   331,431
   Accounts and notes receivable
      Trade, net of allowance for
        doubtful accounts of $279,793
        and $178,368, respectively      3,674,018        985,174
      Other, net of allowance for
        doubtful accounts of $46,122
        and $48,825, respectively         367,228        142,301
   Acquisition financing receivable     1,004,486           -
   Inventory                              242,863        123,790
   Prepaid expenses and other             300,991        341,290
                                      -----------    -----------
      Total current assets              5,676,687      1,923,986
                                      -----------    -----------
NET ASSETS OF DISCONTINUED TITLE
   PLANT SERVICES OPERATIONS            3,444,670      3,537,386
                                      -----------    -----------
PROPERTY AND EQUIPMENT                  5,591,214        979,022
   Less accumulated amortization       (2,570,140)      (187,169)
                                      -----------    -----------
     Net property and equipment         3,021,074        791,853
                                      -----------    -----------
EXCESS OF COST OVER NET ASSETS
   ACQUIRED, net of accumulated
   amortization                        18,078,932      4,943,494
                                      -----------    -----------
OTHER ASSETS
   Employee note receivable                  -           195,904
   Other                                  548,227        384,211
                                      -----------    -----------
     Total other assets                   548,227        580,115
                                      -----------    -----------
     TOTAL ASSETS                     $30,769,590    $11,776,834
                                      ===========    ===========

                          - Continued -

The accompanying notes are an integral part of these consolidated financial statements.

          SA TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
             CONSOLIDATED BALANCE SHEETS - Continued
                           (Unaudited)

              LIABILITIES AND SHAREHOLDERS' EQUITY

                                        June 30,     December 31,
                                          1995           1994
                                      -----------    ------------
CURRENT LIABILITIES
 Accounts payable - trade             $   217,211    $   223,362
 Accrued telecommunications expenses    2,162,089        755,669
 Other accrued expenses                 1,142,593        163,195
 Notes payable                            619,846        129,610
 Current maturities of long-term debt      88,830         90,248
                                      -----------    -----------
     Total current liabilities          4,230,569      1,362,084
                                      -----------    -----------
LONG-TERM OBLIGATIONS,
     less current maturities              421,961        430,393
ACQUISITION OBLIGATIONS                16,303,300              -
                                      -----------    -----------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
 Common stock, $.0001 par value,
    50,000,000 shares authorized;
    11,751,162 and 10,566,139
    issued, respectively                    1,175          1,057
  Additional paid-in capital           16,661,350     15,629,114
  Retained deficit                     (6,441,846)    (5,404,864)
  Treasury stock (217,572 shares
    and 136,516 shares respectively)
    at cost                              (406,919)      (240,950)
                                      -----------    -----------
  Total shareholders' equity            9,813,760      9,984,357
                                      -----------    -----------
TOTAL LIABILITIES AND SHAREHOLDERS'
EQUITY                                $30,769,590    $11,776,834
                                      ===========    ===========

The accompanying notes are an integral part of these consolidated financial statements.

                                      SA TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
                                          CONSOLIDATED STATEMENTS OF OPERATIONS
                                                       (Unaudited)
                                                                  For the three months         For the six months
                                                                     ended June 30,              ended June 30,
                                                                ----------------------       ------------------------
                                                                   1995          1994           1995          1994
                                                                -----------  -----------     -----------  -----------
TELECOMMUNICATIONS REVENUES                                     $ 4,004,348  $ 2,862,105     $ 6,313,575  $ 4,326,767
                                                                -----------  -----------     -----------  -----------
OPERATING EXPENSES
 Cost of revenues                                                 2,818,043    2,494,398       4,630,197    3,730,982
 General and administrative                                       1,387,361      686,812       1,981,381    1,118,758
 Depreciation and amortization                                      243,570       92,717         375,802      148,129
                                                                -----------  -----------     -----------  -----------
    Total operating expenses                                      4,448,974    3,273,927       6,987,380    4,997,869
                                                                -----------  -----------     -----------  -----------
LOSS FROM CONTINUING OPERATIONS BEFORE
   OTHER INCOME (EXPENSE)                                          (444,626)    (411,822)       (673,805)    (671,102)
                                                                -----------  -----------     -----------  -----------
OTHER INCOME (EXPENSE)
   Interest expense                                                (103,377)      (1,000)       (118,306)      (3,438)
   Other                                                              2,585        6,247           5,129       18,899
                                                                -----------  -----------     -----------  -----------
   Total other income (expense)                                    (100,792)       5,247        (113,177)      15,461
                                                                -----------  -----------     -----------  -----------
LOSS FROM CONTINUING OPERATIONS                                    (545,418)    (406,578)       (786,982)    (655,641)
                                                                -----------  -----------     -----------  -----------
DISCONTINUED OPERATIONS
   Loss from title plant services operations                           -        (108,769)           -        (223,124)
   Provision for operating losses during phase-out period          (250,000)        -           (250,000)        -
                                                                -----------  -----------     -----------  -----------
NET LOSS                                                        $  (795,418) $  (515,344)    $(1,036,982) $  (878,765)
                                                                -----------  -----------     -----------  -----------
Loss per weighted average
  common share outstanding
    Continuing operations                                       $      (.05) $      (.04)    $      (.07) $      (.08)
    Discontinued operations                                            (.02)        (.01)           (.02)        (.02)
                                                                -----------  -----------     -----------  -----------
    Net loss per share                                          $      (.07) $      (.05)    $      (.09) $      (.10)
                                                                ============ ===========     ===========  ===========
Weighted average number of common shares outstanding             11,098,947    9,223,613      10,801,218    8,581,202
                                                                ============ ===========     ===========  ===========

The accompanying notes are an integral part of these consolidated financial statements.


                                      SA TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
                                     CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                                       (Unaudited)

                                                                     Additional
                                                  Common Stock         Paid-In     Retained     Treasury
                                               Shares     Amount       Capital     Deficit       Stock         Total
                                              ---------   ------    -----------  -----------   ---------   ------------
Balances at                                 7,372,661     $  737    $ 8,572,764  $(2,957,878)  $ (20,000)   $ 5,595,623
  December 31, 1993

Private placements of                         322,317         32        940,436         -           -           940,468
  common stock

Issuance of common
 stock for:
  Exercise of options                         243,175         25        272,575         -           -           272,600
  Acquisition of LDN                        1,302,086        130      3,749,870         -           -         3,750,000

Net loss for the period                          -          -              -        (668,857)       -          (668,857)
                                           ----------     ------    -----------  -----------   ---------     ----------
Balances at June 30, 1994                   9,240,239     $  924    $13,535,645  $(3,626,735)  $ (20,000)    $9,889,834
                                           ==========     ======    ===========  ===========   =========     ==========
Balances at December                       10,566,139     $1,057    $15,629,114  $(5,404,864)  $(240,950)    $9,984,357
31, 1994

Private placements of                         274,792         27        316,025         -           -           316,052
common stock

Issuance of common stock for                  829,175         91        716,211         -       (165,969)       550,333
  exercise of options

Net loss for the period                          -          -              -      (1,036,982)       -        (1,036,982)
                                           ----------     ------    -----------  -----------   ---------     ----------
Balances at                                11,670,106     $1,175    $16,661,350  $(6,441,846)  $(406,919)    $9,813,760
  June 30, 1995
                                           ==========     ======    ===========  ===========   =========     ==========

The accompanying notes are an integral part of these consolidated financial statements.

                                      SA TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
                                          CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                       (Unaudited)
                                                                   For the six months
                                                                     ended June 30,
                                                                  --------------------
                                                                  1995          1994
                                                                  ----          ----
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                        $(1,036,982)  $  (878,765)
  Adjustments to reconcile net loss
    to net cash used by operating activities
      Loss from discontinued operations                               250,000       223,124
      Depreciation and amortization                                   375,801       148,129
      Provision for losses on accounts receivable                      61,894        14,720
      Cash used for discontinued SATC business                        (91,623)     (205,142)
      Other                                                            20,774        (6,608)
      (Increase) decrease in
         Accounts and notes receivable                               (363,961)        4,253
         Prepaid expenses and other                                   102,136        39,665
         Other assets                                                (152,290)      (54,556)
    Increase (decrease) in
        Accounts payable and accrued expenses                        (186,512)     (151,728)
                                                                  -----------    ----------
Net cash used in operating activities                              (1,020,763)     (866,908)

CASH FLOWS FROM INVESTING ACTIVITIES
   Additions to property and equipment                                (45,083)     (203,070)
   Purchase of LDN, net of cash acquired                                    -    (1,330,397)
   Cash used for discontinued SATC business                           (89,911)     (120,152)
   Other                                                              (26,108)       (1,825)
                                                                  -----------    ----------
Net cash used in investing activities                                (161,102)   (1,655,444)
                                                                  -----------    ----------
CASH FLOWS FROM FINANCING ACTIVITIES
   Net changes in short-term loans                                    117,225       150,000
   Increase in long term debt                                               -       120,000
   Proceeds from private placement of common stock                    316,052       940,468
   Proceeds from exercise of options                                  550,333       272,600
   Principal payments on long-term obligations                        (46,075)         (586)
                                                                  -----------    ----------
Net cash provided by financing activities                             937,535     1,482,482
                                                                  -----------    ----------
DECREASE IN CASH                                                     (244,330)   (1,039,870)
Cash at beginning of period                                           331,431     1,198,392
                                                                  -----------    ----------
Cash at end of period                                             $    87,101    $  158,522
                                                                  ===========    ==========
 The accompanying notes are an integral part of these consolidated financial statements.

          SA TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A - BASIS OF PRESENTATION

     These interim consolidated financial statements are those of SA Telecommunications, Inc. and subsidiaries (the Company), formerly SA Holdings, Inc. These interim consolidated financial statements are prepared pursuant to the requirements for reporting on Form 10-QSB. The December 31, 1994 consolidated balance sheet data was derived from audited consolidated financial statements but does not include all disclosures required by generally accepted accounting principles. The interim consolidated financial statements and notes thereto should be read in conjunction with the consolidated financial statements and notes included in the Company's latest annual report on Form 10-KSB. In the opinion of management, the interim consolidated financial statements reflect all adjustments of a normal recurring nature necessary for a fair statement of the consolidated results of operations for interim periods. The current period consolidated results of operations are not necessarily indicative of results which ultimately will be reported for the full fiscal year ending December 31, 1995.

     The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries
(unless otherwise indicated) listed below.

          U. S. Communications, Inc. (USC) - acquired effective
            June 1, 1995
          Long Distance Network, Inc. (LDN) - acquired effective
            March 1, 1994
          North American Telecommunications Corporation (NATC) Baltic States and CIS Ventures, Inc. (BS/CIS)
          CIS Intelligence Information Services, Inc. (CIS) Western Siberia Telecommunications (USA), Inc. (WST)
            47.5%
          Intertex Trading Corporation (ITC) 50%
          Strategic Abstract and Title Corporation (SATC)
            (discontinued operation)

     WST and ITC assets, liabilities and operations are consolidated with those of the Company as a result of common management.


     All significant intercompany accounts and transactions have been eliminated. Certain prior period amounts have been reclassified for comparative purposes.

NOTE B - ACQUISITION OF U. S. COMMUNICATIONS, INC.

     Effective June 1, 1995, the Company acquired all of the outstanding common stock of U.S. Communications, Inc. (USC), a domestic interexchange long distance carrier located in Levelland, Texas. The transaction was closed on July 31, 1995. The stated purchase price of $12 million for the USC common stock and the covenants not to compete was paid (i) $6.5 million in cash, (ii) $2.75 million in notes bearing 11% interest per annum, (iii) $1.5 million in a separate group of notes also bearing interest at 11% per annum, (iv) 125,000 shares of Series B Preferred Stock of the Company, and (v) 1,050,000 common stock purchase warrants at $1.25 per common share. The parties placed $300,000 of the cash portion of the purchase price into escrow at a bank in order to satisfy claims of the Company of any breach or nonperformance of representation, warranty, covenant or other obligation of the sellers. Additionally, the Company has the right to offset the amounts payable under the $1.5 million notes for any event which it is entitled to indemnification. The Company has valued the Series B Preferred Stock and common stock purchase warrants at their fair value as of the date of issuance.

     In order to fund the cash portion of the purchase price, the Company borrowed an aggregate of $7.0 million from Norwest Bank Minnesota, N.A. and privately placed 166,667 shares of its Series A Preferred Stock along with 500,000 common stock purchase warrants at $1.125 per common share with Jesup & Lamont Capital Markets, Inc. for $1.5 million. The Company has valued the Series A Preferred Stock and common stock purchase warrants at their fair value as of the date of issuance.

     A summary of the acquisition financing obligations and instruments (collectively the "acquisition obligations") which were subject to issuance at June 30, 1995, but not issued until July 31, 1995 is as follows:

Senior note payable to a bank                         $ 7,000,000

Subordinated notes payable to USC shareholders,
due on October 1, 1996 with interest payable
quarterly at 11% per annum                              2,750,000

Subordinated notes payable to USC shareholders,
due $750,000 each on January 31, 1996 and July
31, 1996 with interest payable on January 31
and July 31, 1996 at 11% per annum                      1,500,000

Face amount of Series A Redeemable Preferred
Stock, $.00001 par value, 250,000 shares
authorized, 166,667 shares issuable                     1,500,000

Face amount of Series B Preferred Stock,
$.00001 par value, 250,000 shares authorized,
125,000 shares isssuable                                1,250,000

Common stock purchase warrants                          2,303,300
                                                      -----------
     Total                                            $16,303,300
                                                      ===========

     The Company obtained a $10 million senior credit facility from a bank to facilitate the acquisition of USC of which $7 million was initially borrowed at July 31, 1995. Additional advances under the credit facility are dependent upon the Company meeting certain predetermined levels of operating cash flow. The borrowings are secured by principally all of the assets of the Company. Principal payments will be due in quarterly installments commencing on December 31, 1996 with the balance due on June 30, 2000.

     The borrowings bear interest at a floating rate of from 1% to 2% above the bank's prime rate depending on the ratio of senior debt to operating cash flow. At the Company's option, the interest rate may be fixed at a floating rate of from 3% to 4% above the London Interbank Offered Rate (LIBOR) also dependant on the ratio of senior debt to operating cash flow. Interest is payable quarterly.

     The credit facility agreement contains covenants which, among other matters (i) limit the Company's ability to incur indebtedness, merge, consolidate and acquire or sell assets, (ii) require the Company to satisfy certain ratios related to operating cash flow and senior debt service coverage, and (iii) limits the payment of interest and principal on subordinated debt.

     Each share of Series A Cumulative Convertible Preferred Stock entitles its holder to receive an annual dividend of $.72 per share, payable at the option of the Company in either cash or shares of Series
A Preferred Stock; to convert it into 8 shares of Common Stock as adjusted in the event of future dilution from stock dividends and recapitalizations;
to receive up to $9.00 per share plus accrued and unpaid dividends in the event of involuntary or voluntary liquidation; and, subject to certain conditions in loan agreements, may be redeemed at the option of the Company on or after July 31, 1997, but must mandatorily be redeemed no later than July 31, 2000 at a price of $9.00 per share plus accrued and unpaid dividends.

     Each share of Series B Cummulative Convertible Preferred Stock entitles its holder to receive an annual dividend of $.80 per share payable at the option of the Company in either cash or shares of Series B Preferred Stock; to convert it into 8 shares of Common Stock, as adjusted in the event of future dilution from stock dividends and recapitalizations; to receive up to $10.00 per share plus accrued and unpaid dividends in the event of involuntary or voluntary liquidation; and, subject to certain conditions in loan agreements, may be redeemed at the option of the Company on or after July 31, 1997 at a price of $10.00 per share plus accrued and unpaid dividends.

     The net acquisition financing receivable at June 30, 1995 is comprised of the following components:

Proceeds from senior note payable to a bank               $7,000,000

Proceeds from issuance of Series A Redeemable
Preferred Stock                                            1,000,000
                                                          ----------
                                                           8,000,000

Cash payable to USC stockholders                          (6,500,000)
Fees and expenses                                           (495,514)
                                                          ----------
Net acquisition financing receivable                      $1,004,486
                                                          ==========

     The acquisition was accounted for as a purchase whereby the excess purchase price over net assets acquired has been recorded based upon the fair value of assets acquired and liabilities assumed. The initial purchase price allocations are based on current estimates and may be subject to change based on final determination of fair value. As a result, the final purchase price allocations may differ from the presented estimates.

     A summary of the USC excess of cost for financial reporting purposes over net assets acquired is as follows:

                                        June 30,
                                          1995             Life
                                        --------           ----
Goodwill                             $ 10,080,699           25
Covenants not to compete                2,400,000            5
Customer acquisition costs                864,155           10
                                     ------------
                                       13,344,854

Accumulated amortization              (    93,126)
                                     ------------
                                     $ 13,251,728
                                     ============

     The following unaudited pro forma combined results of operations for the Company assume that the acquisition of USC was completed at the beginning of 1994. These proforma amounts represent the historical operating results of USC combined with those of the Company with appropriate adjustments which give effect for interest expense, amortization and federal income tax expense. These proforma amounts are not necessarily indicative of consolidated operating results which would have occurred had USC been included in the operations of the Company during the periods presented, or which may result in the future, because these amounts do not reflect full transmission and switched service cost optimization, and the synergistic effect on operating, selling, general and administrative expenses.

                                   For the six months
                                     ended June 30,
                                   ------------------
                                  1995            1994
                                  ----            ----
Revenues                       $14,185,399     $11,886,967
Net loss                        (1,378,312)     (1,331,781)
Loss per share                        (.13)           (.16)

NOTE C - DISCONTINUED OPERATIONS

     During the first six months of 1995, the Company's discontinued title plant services subsidiary, SATC, incurred a net loss of $218,466. At December 31, 1994, a $150,000 reserve for operating losses during the phase-out period was established. This reserve has become inadequate due to unforeseen delays in filing the Form 10-SB registration statement necessary for SATC to become a publicly traded company prior to the distribution of the stock dividend to shareholders. As a result, an additional $250,000 reserve was established for SATC losses until the date of spinoff.

     Revenues of SATC for the six months ended June 30, 1995 and 1994 were $161,596 and $59,863, respectively, and for the three months ended June 30, 1995 and 1994 were $92,481 and $34,830, respectively.

NOTE D - NOTES PAYABLE

     Six members of the Board of Directors have individually made loans to the Company aggregating $210,610. The loans bear interest at 12% per annum. In connection with these loans, each director was granted an option to purchase one share of common stock for each $1.75 of principal amount loaned to the Company at a price of $1.75 per share (market value at date of grant) or an aggregate of 82,857 shares. The options are exercisable for six months from June 17, 1995.

     The notes payable assumed in the USC acquisition aggregating approximately $365,500 bear interest at rates ranging from 8% to 12 1/2 % per annum.

<page)
NOTE E - LONG TERM OBLIGATIONS

Long term obligations consist of:

                                            June 30,      December 31,
                                              1995            1994
                                            --------      ------------
Note payable to a trust (collateral-
ized by land and building) due in
monthly installments of $1,586
including interest at 10% with the
balance due in 2004                         $111,992      $115,796

Note payable to a finance company
(unsecured) due in monthly installments
of $752, including interest at 7.5%
with the balance due in June, 2000            36,225             -

Capital lease obligation                     362,574       404,845
                                            --------      --------
                                             510,791       520,641

Less current maturities
    Long term debt                            (6,533)       (7,801)
    Capital lease obligation                 (82,297)      (82,447)
                                            --------      --------
Long term portion                           $421,961      $430,393
                                            ========      ========

NOTE F - STOCK OPTIONS AND TREASURY STOCK

     On January 17, 1995 and May 12, 1995, the Board of Directors granted options under the 1994 Employee Stock Option Plan to purchase up to 426,500 shares and 390,250 shares, respectively, of the Company's common stock to employees at a price of $1.75 per share (market value of the Company's common stock on the date of grant). After a six month waiting period from the date of grant, the shares acquired upon exercise may only be sold over eighteen months for directors, twenty-four months for officers, and thirty months for employees.

     During the first nine months of 1995, employees utilized 81,056 shares of the Company's common stock, which they owned, as consideration to exercise options for 234,044 shares of common stock under the Company's Employee Stock Option Plan. The Company valued the 81,056 shares at $165,969 (the market value at the date of exercise) and recorded the shares as treasury stock.

            SA TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
                    Year Ended December 31, 1994
         Pro Forma Combined Statement of Operations (Unaudited)

     The unaudited pro forma consolidated statements of operations for the year ended December 31, 1994, includes the historical results of operations of the Company and USC as if the acquisition had been effected on January 1, 1994. The statement is not necessarily indicative of the results that would have been achieved had the transaction been consummated as of the date indicated or which may be achieved in the future.

                                         SA
                                 Telecommunications,              U.S.                              Pro Forma
                                 Inc. and Subsidiaries    Communications, Inc.     Adjustments      Combined
                                 ---------------------    --------------------     -----------      ----------
Telecommunications Revenues      $ 9,755,343              $16,418,088                               $26,173,431

Operating Expenses                                                                 $   969,644(A)
                                  11,565,984               15,759,286                  240,000(B)    28,534,914
                                 -----------              -----------              -----------      -----------
Income (Loss) From Continuing
 Operations Before Other
 Income (Expense)                 (1,810,641)                 658,802               (1,209,644)      (2,361,483)

Other Income (Expense)                                                                 231,000(E)
                                      (8,429)                (234,111)              (1,220,000)(C)   (1,231,540)
                                 -----------              -----------              -----------      -----------
Income (Loss) From Continuing
 Operations                       (1,819,070)                 424,691               (2,198,644)      (3,593,023)

Discontinued Operations             (627,916)                       -                        -         (627,916)
                                 -----------              -----------              -----------      -----------
Net Income (Loss)                 (2,446,986)                 424,691               (2,198,644)      (4,220,939)

Preferred Dividend Requirements            -                        -                 (300,000)(D)     (300,000)
                                 -----------              -----------              -----------      -----------
Net Income (Loss) Applicable
 to Common Shareholders          $(2,446,986)             $   424,691              $(2,498,644)     $(4,520,939)
                                 ===========              ===========              ===========      ===========
Pro Forma Combined Loss
 Per Share                                                                                          $     (0.49)
                                                                                                    ===========
Weighted Average Number of
 Common Shares Outstanding                                                                            9,199,720
                                                                                                    ===========

NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

     The following describes the assumptions used in determining the pro forma adjustments necessary to give effect on a pro forma basis to the transaction described above:

     (A) Adjustment to amortization of intangible assets from the USC acquisition.

     (B) Adjustment to depreciation expense of property and equipment assets whose values were adjusted to their fair values in conjunction with the USC acquisition.

     (C) Interest expense related to obligations incurred in connection with the acquisition totaling $11,250,000 with imputed interest at 10.8%.

     (D) Preferred dividends related to preferred stock issued in connection with the acquisition with a total face amount of $2,750,000 and a dividend rate of 8%, plus a portion of the accretion of the Series A preferred stock from its fair value at issuance.

     (E) Adjustment from utilization of parent company losses to offset federal income taxes.


                  SA TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
                        Three Months Ended March 31, 1995
          Pro Forma Combined Statement of Operations (Unaudited)

     The unaudited pro forma consolidated statements of operations for the three months ended March 31, 1995, includes the historical results of operations of the Company and USC as if the acquisition had been effected on January 1, 1995. The statement is not necessarily indicative of the results that would have been achieved had the transaction been consummated as of the date indicated or which may be achieved in the future.

                                         SA
                                 Telecommunications,              U.S.                              Pro Forma
                                 Inc. & Subsidiaries      Communications, Inc.     Adjustments      Combined
                                 -------------------      --------------------     -----------      ----------
Telecommunications Revenues      $ 2,309,227              $ 4,791,477                               $ 7,100,706

Operating Expenses                                                                 $   242,409(A)
                                   2,538,404                4,550,057                   60,000(B)     7,390,870
                                 -----------              -----------              -----------      -----------
Income (Loss) From
Operations Before Other
 Income (Expense)                   (229,177)                 241,422                 (302,409)        (290,164)

Other Income (Expense)                                                                  81,800(E)
                                     (12,385)                (104,840)                (304,998)(C)     (340,423)
                                 -----------              -----------              -----------      -----------
Net Income (Loss)                   (241,562)                 136,582                 (525,607)        (630,587)

Preferred Dividend Requirements            -                        -                  (75,000)(D)      (75,000)
                                 -----------              -----------              -----------      -----------
Net Income (Loss) Applicable
 to Common Shareholders          $  (241,562)             $   136,582              $  (600,607)     $  (705,587)
                                 ===========              ===========              ===========      ===========
Pro Forma Combined Loss
 Per Share                                                                                          $     (0.07)
                                                                                                    ===========
Weighted Average Number of
 Common Shares Outstanding                                                                           10,500,271
                                                                                                    ===========

NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

     The following describes the assumptions used in determining the pro forma adjustments necessary to give effect on a pro forma basis to the transaction described above:

     (A) Adjustment to amortization of intangible assets from the USC acquisition.

     (B) Adjustment to depreciation expense of property and equipment assets whose values were adjusted to their fair values in conjunction with the USC acquisition.

     (C) Interest expense related to obligations incurred in connection with the acquisition totaling $11,250,000 with imputed interest at 10.8%.

     (D) Preferred dividends related to preferred stock issued in connection with the acquisition with a total face amount of $2,750,000 and a dividend rate of 8%, plus a portion of the accretion of the Series A preferred stock from its fair value at issuance.

     (E) Adjustment from utilization of parent company losses to offset federal income taxes.


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